SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONVIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008 PROXY STATEMENT

ANNUAL MEETING OF STOCKHODLERS

Seattle, Washington

August 6, 2008

Dear Stockholder:

You are invited to attend the annual meeting of the stockholders of Onvia, Inc. (the “Annual Meeting”). It will be held on Friday, September 5, 2008 at 11:00 a.m. Pacific Time, at our new executive offices located at 509 Olive Way, Suite 400, Seattle, Washington 98101.

At the Annual Meeting, we will consider and vote on the following matters, which are described in more detail in this Proxy Statement:

1.	Election of two directors to serve a term of three years.

2.	Approval of the 2008 Equity Incentive Plan.

3.	Any other business that may properly come before the Annual Meeting.

Please read this Proxy Statement carefully to learn more about these and related matters. Our annual report for 2007 is also included to give you more information about our progress.

Your vote is important. Please vote your shares before the Annual Meeting, using the Internet, the phone or your proxy card or voting instruction form. Please vote before the Annual Meeting, even if you plan to attend. Thank you.

Sincerely,

Michael D. Pickett
Chairman of the Board, Chief Executive Officer, and President

Notice of Annual Meeting of Stockholders

When:	11:00 a.m., Pacific Time, Friday, September 5, 2008

Where:	*New Location*

509 Olive Way, Suite 400
Seattle, Washington 98101

Record Date:	July 18, 2008

Agenda:	1. Election of two directors to serve a term of three years.

2. Approval of the 2008 Equity Incentive Plan.

3. Any other business that may properly come before the Annual Meeting.

The Board of Directors urges you to vote FOR items 1 and 2.

More information on all of these matters is included in the following Proxy Statement. You are entitled to vote on these matters and to attend the Annual Meeting if you held Onvia shares as of the close of business on our record date, July 18, 2008.

This Proxy Statement is being sent to Onvia’s stockholders on or about August 6, 2008.

Voting Instructions—YOUR VOTE IS IMPORTANT!

Please vote your shares, whether or not you plan to attend the Annual Meeting, by completing and returning your proxy card or using the Internet or phone and following the instructions on your proxy card or voting instruction form. This helps to ensure the presence of a quorum at our Annual Meeting so we can transact business. When you vote your shares promptly, you also help save costs we might otherwise incur for additional proxy solicitation. Voting now by Internet, phone or mail will not prevent you from changing your vote later. Instructions for changing your vote are given on page 2.

For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, during ordinary business hours at our new executive offices located at 509 Olive Way, Suite 400, Seattle, Washington 98101.

PLEASE DO NOT SUBMIT A PAPER PROXY CARD OR VOTING INSTRUCTION FORM

IF YOU ARE VOTING BY INTERNET OR PHONE.

ONVIA, INC.

509 Olive Way, Suite 400

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 5, 2008

Our Board of Directors is issuing this Proxy Statement to solicit proxies for the Annual Meeting of Stockholders on September 5, 2008 at 509 Olive Way, Suite 400, Seattle, Washington 98101. This Proxy Statement contains important information about the business matters that will be voted on at the Annual Meeting. This Proxy Statement and proxy card were first sent to stockholders on or about August 6, 2008.

Voting Rights and Quorum

Stockholders eligible to vote at the Annual Meeting are those identified as owners of record at the close of business on the record date, July 18, 2008. Each outstanding share of common stock is entitled to one vote on all items presented at the Annual Meeting. At the close of business on July 18, 2008, the Company had 8,243,906 shares of common stock outstanding and entitled to vote.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted as present in determining the presence of a quorum.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Friday, September 5, 2008 at 11:00 a.m. local time at our new executive offices located at 509 Olive Way, Suite 400, Seattle, Washington 98101.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.

Proxies Not Returned and Broker Non-Votes

If your shares are held in your name, you must return your proxy, vote by telephone or via the internet, or attend the Annual Meeting in person in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to routine matters (such as the election of directors), but not with respect to non-routine matters (such as the 2008 Equity Incentive Plan). Since the proposals to be acted upon at this meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters (election of directors), but the broker may not vote on non-routine matters (equity incentive plan) in the absence of client instruction. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by completing and returning your proxy card. This ensures that your shares will be voted at the Annual Meeting.

Vote Required to Pass a Proposal

Once a quorum is present, the director candidates, of which there are two, who receive the two highest number of votes cast will be elected. For Proposal 2 (approval of a new equity incentive plan) to pass, the proposal must receive a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote and by a majority of the total votes cast on the proposal in person or by proxy.

Proxy Solicitation

The accompanying proxy is solicited by our Board of Directors for use at the Annual Meeting. We will bear the costs of soliciting proxies. In addition to soliciting stockholders by mail and through our employees, we may request banks, brokers, custodians, nominees, and fiduciaries to solicit customers for whom they hold shares of our common stock, and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our directors, officers, and others to solicit proxies, personally, by telephone or otherwise, without additional compensation. We have not retained the services of a proxy solicitor in connection with the Annual Meeting.

Voting of Proxies and Revocation

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR the 2008 Equity Incentive Plan, and in accordance with the best judgment of the named proxies on any other matters that may come before the meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy with a later date, or by attending the Annual Meeting and voting in person.

We urge you to promptly vote and submit your proxy by telephone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES

We have a classified Board of Directors of seven members consisting of three Class I directors, two Class II directors, and two Class III directors, each of whom will serve until the Annual Meetings to be held in 2010, 2008, and 2009, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting, directors are elected for a term of three years to succeed those directors whose terms expire at the Annual Meeting dates.

Two Class II directors are to be elected at this Annual Meeting. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated current Class II directors Michael D. Pickett and Roger L. Feldman for election by the stockholders. If elected, the nominees will serve as directors until our 2011 Annual Meeting, and until their respective successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, the two nominees for Class II directors receiving the highest number of votes will be elected as Class II directors. Votes withheld from any nominee, abstentions, and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the voting.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees named below.

Biographical information regarding our current directors, including the Class II director nominees, is set forth below.

Class II Director Nominees (Terms Expire at the 2008 Annual Meeting)

Michael D. Pickett, age 61, has served as a director of the Company since February 1999, as Chief Executive Officer and Chairman of the Board of the Company from February 1999 to August 2000 and since April 2001, and as President since September 2004. Mr. Pickett also served as President and Chief Operating Officer of the Company from August 2000 to April 2001. From July 1999 to August 2000, Mr. Pickett served as Chief Executive Officer of Hardware.com, Inc., an online source for total home improvement solutions, which was acquired by the Company in September 2000. From July 1997 to March 1999, Mr. Pickett was Chairman and Chief Executive Officer of Technology Solutions Network, LLC, a provider of turnkey technology solutions for small businesses. From October 1983 to February 1996, Mr. Pickett served in a variety of positions and most recently as Chairman, Chief Executive Officer, and President of Merisel, Inc., a wholesale distributor of computer hardware and software products and a provider of logistics services.

Roger L. Feldman, age 46, has served as a director of the Company since March 2004. Mr. Feldman is a principal of West Creek Capital, an investment firm he co-founded in 1992. Prior to forming West Creek Capital, Mr. Feldman was an investment banker and an attorney.

Class III Directors (Terms Expire at the 2009 Annual Meeting)

Jeffrey C. Ballowe, age 52, has served as a director of the Company since December 1999. Before leaving Ziff Davis at the end of 1997, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (became TechTV), and the initial ZD/Softbank investments in Yahoo!, Inc. Mr. Ballowe has served on a number of public and private company boards besides Onvia, including NBCi. He is currently an advisor to several venture-backed companies in the nexus between media and technology including Anvato, Iconology, Mixaloo, and Transpera. Mr. Ballowe is the co-founder and past president of the not-for-profit Electronic Literature Organization.

Robert G. Brown, age 61, has served as a director of the Company since November 2004 and the lead director since October 2005. Mr. Brown is currently President of Brightwood Advisors, a private company providing business consulting to technology companies and investors. Prior to Brightwood Advisors, Mr. Brown was Group President with Harte-Hanks, a provider of direct marketing services, and President and CEO of ZD Market Intelligence, a division of Ziff Davis, Inc.

Class I Directors (Terms Expire at the 2010 Annual Meeting)

Steven D. Smith, age 49, has served as a director of the Company since January 2000. Mr. Smith is an independent consultant to Ritchie Capital Management, a private equity investment company, where he served as the Senior Managing Director from December 2004 to December 2007. From March 1997 to April 2003, Mr. Smith served as Managing Director of GE Equity, a private equity investment company and a subsidiary of GE Capital. From August 1990 to February 1997, Mr. Smith served in a variety of positions at GE Capital, most recently as Managing Director, Ventures.

James L. Brill, age 57, has served as a director of the Company since March 2004. Since January 1, 2007, he has served as Senior Vice President of Finance and Chief Financial Officer of On Assignment, Inc., a staffing agency for science and healthcare professionals. From July 1999 to December 2006, he served as Vice President of Finance and Chief Financial Officer of Diagnostic Products Corporation, a medical diagnostics manufacturer. From August 1998 to June 1999, Mr. Brill served as Chief Financial Officer of Jafra Cosmetics International, a cosmetics manufacturer, and Vice President of Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998.

D. Van Skilling, age 74, has served as a director of the Company since November 2004. He has been President of Skilling Enterprises since March 1999. He retired in April 1999 as Chairman and CEO of Experian Information Systems Inc., positions he held since Experian was formed in 1996. Previously he was employed by TRW, Inc. for twenty-seven years and was Executive Vice President from 1989 to 1996. He currently serves on the boards of directors of First American Corporation, First Advantage Corporation, and The American Business Bank, and is Chairman of the Board of Trustees of Colorado College.

There are no family relationships among any of the directors or executive officers of the Company.

Our Board of Directors unanimously recommends that you vote “FOR” each of the director nominees named above.

PROPOSAL NO. 2: APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

At the Annual Meeting, our stockholders are being asked to approve the amendment and restatement of the Amended and Restated 1999 Stock Option Plan, or 1999 Plan, as the 2008 Equity Incentive Plan. The primary purpose of the amendment and restatement of the 1999 Plan as the 2008 Equity Incentive Plan is to:

•	Increase the number of shares reserved for issuance by 190,000 shares

•	Expand the types of awards available from only stock options to stock awards, restricted stock, restricted stock units and stock appreciation rights as well as stock options

•	Provide that awards could be granted for ten years after the Board’s adoption of the 2008 Equity Incentive Plan

•	Require the exercise price for all options to be at least 100% of the fair market value of the underlying shares on the date of grant

•	Expand the specific provisions that govern awards in the event of a change in control

•	Provide for compliance with the requirements of Section 409A of the Internal Revenue Code to the extent that awards are treated as deferred compensation.

On July 23, 2008, the Board approved the 2008 Equity Incentive Plan. In order for the 2008 Equity Incentive Plan to take effect, it must be approved by our stockholders. As of July 23, 2008, there were 1,893,100 shares of our common stock subject to outstanding awards under the 1999 Plan. Accordingly, if our stockholders approve the 2008 Equity Incentive Plan, the maximum number of shares of our common stock that could be issued as new awards under the 2008 Equity Incentive Plan on or after September 5, 2008, assuming no cancellation or forfeiture of outstanding awards, would be 357,275 shares of our common stock (comprised of 167,275 shares currently available for issuance under the 1999 Plan, plus the additional 190,000 shares of our common stock that will be available in the event our stockholders approve the 2008 Equity Incentive Plan). The closing price of a share of our common stock on July 23, 2008 was $5.00.

The Board believes that, in order to attract qualified employees, officers, directors and consultants to the Company and to provide incentives to its current employees, officers, directors and consultants, it is necessary to increase the number of shares of common stock available for issuance, expand the types of awards and provide that awards may be granted for ten years under the 2008 Equity Incentive Plan. Accordingly, the stockholders are being asked to approve the 2008 Equity Incentive Plan.

The following is a summary description of the 2008 Equity Incentive Plan. The full text of the 2008 Equity Incentive Plan is attached as “Appendix A” to this proxy statement and the following description is qualified in its entirety by reference to Appendix A.

Purpose

The purposes of the 2008 Equity Incentive Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, officers, directors and consultants of the Company, and to promote the success of the Company’s business.

Administration

The 2008 Equity Incentive Plan can be administered by the Board or a committee or subcommittee appointed by the Board or a combination thereof, as determined by the Board. In addition, the Board may authorize one or more directors to grant awards under the 2008 Equity Incentive Plan. Grants under the 2008 Equity Incentive Plan generally may (but need not) be made by different administrative bodies with respect to different classes of participants, such as employees or consultants who are also officers or directors, and employees who are neither directors nor officers. The Board or the committee designated by the Board to administer the 2008 Equity Incentive Plan is referred to in this proxy statement as the “Administrator.”

Eligibility

The 2008 Equity Incentive Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants (including directors who are not employees) of the Company. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to the success of the Company, and other relevant factors. As of July 23, 2008, there were approximately 171 employees, including nine executive officers, and 16 consultants (including six non-employee directors) eligible to participate in the 2008 Equity Incentive Plan.

The 2008 Equity Incentive Plan provides a limit on the aggregate exercise price of incentive stock options that first become exercisable with respect to an optionee during any calendar year.

Number of Shares

Subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, the number of shares of common stock authorized for issuance under the 2008 Equity Incentive Plan is 357,275 shares. The shares of common stock deliverable under the 2008 Equity Incentive Plan will consist of authorized and unissued or reacquired shares. Shares of common stock covered by an award granted under the 2008 Equity Incentive Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares of common stock relating to awards that lapse, expire, terminate or are canceled prior to issuance of the shares and shares issued under the 2008 Equity Incentive Plan that are subsequently forfeited to or otherwise reacquired (but not repurchased) by the Company will again become available for issuance under the 2008 Equity Incentive Plan. Shares of common stock withheld by or tendered to the Company as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award and shares of common stock related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued will again become available for issuance under the 2008 Equity Incentive Plan. Awards granted under the 2008 Equity Incentive Plan by the Company in connection with acquisition transactions in substitution or exchange for awards previously granted by an acquired entity will not reduce the number of shares authorized for issuance under the 2008 Plan. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is the total stated number of shares authorized under the 2008 Plan.

Types and Terms of Awards

The types and terms of awards granted under the 2008 Equity Incentive Plan are determined by the Administrator. Awards prior to the 2008 Equity Incentive Plan have been limited to stock options. The 2008 Equity Incentive Plan permits the issuance of:

•	Stock options

•	Restricted stock and restricted stock units

•	Stock appreciation rights

•	Stock awards

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time.

Restricted stock awards are awards of shares of our common stock that may be subject to vesting in accordance with terms and conditions established by the Administrator. Restricted stock units are similar to restricted stock except that instead of actual shares, restricted stock units represent a promise to pay out shares of common stock at some future date. Restricted stock units have a tax advantage over restricted stock because the participant is not taxed at the federal income tax level at the time of vesting, as with restricted stock, but only when the shares of common stock are actually received. Unless otherwise provided by the Administrator, participants holding restricted stock or restricted stock units have no voting rights with respect to such restricted stock or restricted stock units until such time as the underlying shares of common stock are issued.

A stock appreciation right is the right to receive the appreciation in the fair market value of common stock between the exercise date and the date of grant for the number of shares of common stock for which the stock appreciation right is exercised. We may pay the appreciation in cash, in shares of our common stock with equivalent value, or in some combination thereof, as determined by the Administrator.

The Administrator also has the authority to grant other stock awards under the 2008 Equity Incentive Plan.

Each award is evidenced by an award agreement between us and the participant setting forth its terms and conditions. The Administrator sets such terms and conditions of awards as it deems appropriate and that are consistent with the terms of the 2008 Equity Incentive Plan. Unless otherwise provided by the Administrator, options are generally subject to the following terms and conditions:

•

Exercise of the Option. The optionee must generally earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving notice of exercise specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

•

Exercise Price. The exercise price of options granted under the 2008 Equity Incentive Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company’s stock (such holders are referred to as “10% Stockholders”) are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value of the shares on the date of the grant. The Administrator may not reprice options (or SARs) without stockholder approval.

•

Termination of Employment. If the optionee’s employment or consulting relationship is terminated for any reason other than death or total and permanent disability, options under the 2008 Equity Incentive Plan may generally be exercised for three months (or such other period as is determined by the Administrator of not less than 30 days and not exceeding three months in the case of incentive stock options) after the date of such termination to the extent the options were exercisable on the date of such termination. Options cannot be exercised after the expiration of their term.

•

Disability. If an optionee is unable to continue his or her employment or consulting relationship as a result of his or her total and permanent disability, options may be exercised within twelve months (or six months under certain circumstances) after the date of termination and may be exercised only to the extent the options were exercisable on the date of termination, but options cannot be exercised after their expiration date.

•

Death. If an optionee dies while employed or retained by the Company, or within 30 days following termination, and such optionee has been continuously employed or retained since the date of grant of the option, the option may be exercised within six months after the date of death by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but options cannot be exercised after their expiration date.

•

Option Expiration Date. Incentive stock options granted under the 2008 Equity Incentive Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

•

Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of nonstatutory stock options, the Administrator may at its discretion in certain circumstances allow the transferability of such options.

Adjustments Upon Changes in Capitalization

In the event of certain changes, such as a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification or certain increases or decreases in the number of shares of our common stock effected without receipt of consideration is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustments shall be made in the exercise price of each outstanding option, the number of shares subject to each award, and the annual limitation on awards to employees, as well as the number of shares available for issuance under the 2008 Equity Incentive Plan. In the event of a proposed dissolution or liquidation of the Company, each award will terminate unless otherwise provided by the Administrator.

Change in Control

Under the 2008 Equity Incentive Plan, in the event of a Change in Control:

•	If and to the extent an outstanding award is not to be assumed by the successor company, the award will automatically be fully accelerated so that 100% shall be fully vested.

•

If and to the extent an outstanding award held by a participant who is an executive officer is assumed by the successor company, the vesting will automatically be accelerated so that 25% shall be vested. In addition, in the event that within twelve (12) months of the consummation of the change in control, such executive officer’s employment is either terminated other than for cause or terminated by the executive officer for good reason, then the award will automatically be fully accelerated so that 100% shall be fully vested. “Cause” means fraud, misappropriation or embezzlement on the part of the participant which results in material loss, damage or injury to the Company, conviction of a felony involving moral turpitude, or the participant’s gross neglect of duties. “Good reason” means a relocation of the participant’s principal worksite to a location more than fifty (50) miles from the participant’s pre-change in control worksite or a material reduction in the participant’s compensation, responsibilities or authority as in effect before the change in control.

•	The Administrator has the authority, in the Administrator’s sole discretion, to provide for the automatic acceleration of vesting of any outstanding awards upon the occurrence of a change in control.

•

In the event of a change in control that is a business combination, the Administrator may in its discretion instead provide that a participant’s outstanding awards will be cashed-out. In addition, the Administrator may provide in the business combination agreement for the continuation of outstanding stock options if the Company is the surviving entity, immediate exercisability followed by cancellation, settlement of the intrinsic value of the options in cash or cash equivalents or equity (including subject to deferred vesting and delivery consistent with the vesting restrictions applicable to the options or the underlying shares) followed by the cancellation of the options; in each case without the option holder’s consent.

Definition of Change in Control. Unless otherwise defined in an award agreement, “change in control” generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of more than 50% of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met);

•

a change in the composition of the Board such that the incumbent board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board); or

•	consummation of certain business combinations, such as reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company.

With respect to any award subject to the requirements of Section 409A of the Code, to the extent necessary for such award to comply with Section 409A of the Code, a change in control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of payment timing.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Section 162(m) of the Code, the Company is generally prohibited from deducting for federal income tax purposes compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit.

If the Administrator intends to qualify an award under the 2008 Equity Incentive Plan as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the Administrator may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); earnings per share growth; net sales growth or bookings growth; revenues; revenues growth; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, total capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; asset ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; debt to capital ratios; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Administrator may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments. The Administrator may adjust the amount payable pursuant to an award under the 2008 Equity Incentive Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards. The Administrator may not waive the achievement of the applicable performance goals related to an award except in the case of the participant’s death or disability.

Limitations. Participants may not be granted awards for more than 300,000 shares of common stock in any calendar year. The maximum dollar value payable to any participant with respect to any awards payable in cash that are intended to qualify as “performance-based compensation” shall not exceed $2,000,000 in any calendar year.

Amendment, Term and Termination

The Board may amend the 2008 Equity Incentive Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 2008 Equity Incentive Plan that is required by law or an applicable stock exchange. However, no action by the Board or the stockholders may alter or impair any award previously granted under the 2008 Equity Incentive Plan, unless mutually agreed otherwise between the participant and the Board. The 2008 Equity Incentive Plan shall terminate on September 5, 2018, provided that any awards then outstanding under the 2008 Equity Incentive Plan shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences generally applicable to us and participants with respect to transactions under the 2008 Equity Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Options. Options granted under the 2008 Equity Incentive Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not qualify. If an option granted under the 2008 Equity Incentive Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax (see discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the common stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

All other options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee’s current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under the Code. Alternative minimum tax will be due if the tax determined with respect to alternative minimum taxable income exceeds the regular tax of the taxpayer for the year. In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Alternative minimum tax calculations and ramifications may be complex and alternative minimum tax should be considered before participants exercise incentive stock options.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or with respect to nonqualified stock options, tax withholdings.

Stock Awards, Restricted Stock and Restricted Stock Units. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting with respect to restricted stock equal to the fair market value on the vesting date of the restricted stock that vests minus any amount paid or at the time of payout with respect to restricted stock units equal to the fair market value on the payout date of the shares or cash received minus any amount paid. For restricted stock, a participant may instead elect to be taxed at the time of grant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right, or SAR, with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock appreciation right on the date of exercise and the grant price of the stock appreciation right.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and certain other Named Executive Officers, unless such compensation meets the requirements for the “performance-based” compensation exception to Section 162(m) of the Internal Revenue Code, including approval of the plan by the stockholders of the corporation. If the 2008 Equity Incentive Plan is approved by our stockholders, it is generally expected that options and stock appreciation rights under the 2008 Equity Incentive Plan will be treated as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. Stock awards, restricted stock and restricted stock units granted may constitute “performance-based” compensation if their grant or vesting is based on performance criteria and the other requirements of Section 162(m) of the Internal Revenue Code are met.

Section 280G and Parachute Payment Treatment. Acceleration of vesting or payment of awards under the 2008 Equity Incentive Plan in the event in a change of control may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by us.

Section 409A and Deferred Compensation Treatment. Under Section 409A of the Code, certain awards granted under the 2008 Equity Incentive Plan are likely to be determined to be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the 2008 Equity Incentive Plan intends that awards be exempt from or comply with Section 409A of the Code.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2008 Equity Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2008 Equity Incentive Plan until all tax withholding obligations are satisfied.

Plan Benefits

Awards to employees, officers, directors and consultants under the 2008 Equity Incentive Plan are made at the discretion of the Administrator. Therefore, the awards that will be received or allocated under the 2008 Equity Incentive Plan are generally not determinable in advance of such grants. No awards have been made under the 2008 Equity Incentive Plan that are contingent on the approval of the 2008 Equity Incentive Plan by stockholders. However, it is expected that the Board will continue its policy of providing directors awards. Information about grants made in 2007 under the 1999 Plan to our Named Executive Officers can be found in the table under “Executive Compensation—2007 Grants of Plan-Based Awards” on page 27. Awards made to our non-employee directors in 2007 are described in the table under “Executive Compensation—2007 Director Compensation” on page 34. Options for 144,250 shares were granted to our non-executive officer employees, as a group, in 2007. Additional information about the 1999 Plan and other plans pursuant to which awards may be made is provided under “Executive Compensation—Equity Compensation Plan Information” on page 33.

Our Board of Directors unanimously recommends that you vote “FOR” the 2008 Equity Incentive Plan.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2008, certain information with respect to the beneficial ownership of Onvia’s common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its common stock; (ii) each of its directors; (iii) the Named Executive Officers identified in the 2007 Summary Compensation Table; and (iv) all executive officers and directors as a group.

	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Asamara, LLC (4)	1,598,239	19.41%
Nadel and Gussman
James F. Adelson
Stephen J. Heyman
15 East 5th Street, 32nd Floor
Tulsa, OK 74103
Federated Investors, Inc. (5)	823,539	10.00%
Voting Shares Irrevocable Trust
John F. Donahue
Rhodora J. Donahue
J. Christopher Donahue
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Michael D. Pickett, Director, CEO and President (6)	896,891	9.97%
509 Olive Way, Suite 400
Seattle, WA 98101
Diker Management, LLC (7)	765,493	9.29%
Diker GP, LLC
Charles M. Diker
Mark N. Diker
745 Fifth Avenue, Suite 1409
New York, NY 10151
Roger L. Feldman, Director (8) (9)	703,820	8.51%
1919 Pennsylvania Avenue NW, Suite 725
Washington, DC 20006
Harvey Hanerfeld (8) (10)	676,802	8.22%
1919 Pennsylvania Avenue NW, Suite 725
Washington, DC 20006
Burnham Asset Management Corporation (11)	518,000	6.29%
Burnham Securities, Inc.
1325 Avenue of the Americas
New York, NY 10019
Irvine N. Alpert, Executive Vice President (12)	143,777	1.72%
Jeffrey C. Ballowe, Director (13)	102,323	1.24%
Michael S. Balsam, Vice President of Products and Services (14)	74,600	*
Cameron S. Way, Chief Financial Officer (15)	56,307	*
James L. Brill, Director (16)	44,498	*
Steven D. Smith, Director (17)	43,498	*
D. Van Skilling, Director (18)	41,168	*
Robert G. Brown, Director (19)	41,390	*
Eric T. Gillespie, Senior Vice President of Products, Technology and Information (20)	21,665	*
All directors and officers as a group (13 persons) (21)	2,174,449	22.97%

*	Less than 1%

(1)	Except as otherwise indicated, the persons or entities named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information in the footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options, warrants, or other convertible securities.

(3)	Calculated on the basis of 8,235,665 shares of common stock outstanding as of June 30, 2008, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after June 30, 2008 are deemed to be outstanding for the purpose of calculating that stockholder’s beneficial ownership.

(4)	According to Schedule 13D filed on June 17, 2005. Asamara, LLC has sole voting and dispositive power over 1,236,481 shares. Nadel and Gussman Energy, LLC has sole voting and dispositive power over 361,758 shares. James F. Adelson and Stephen J. Heyman are managers of Asamara, LLC and Nadel and Gussman Energy, LLC. Mr. Adelson and Mr. Heyman are reported to have shared voting and dispositive power over 1,598,239 shares.

(5)	According to Schedule 13G/A filed on February 13, 2008. Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to various registered investment companies and separate accounts that own shares of Onvia common stock. All of the outstanding voting stock of Federated Investors, Inc. is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue act as trustees.

(6)	Includes 138,234 shares of common stock, 1,613 shares of common stock held in the Onvia Unitized Stock Fund, or Unitized Fund, under the Onvia, Inc. Savings and Retirement Plan, or 401(k) Plan, 712,978 shares issuable upon exercise of options granted to Mr. Pickett under the 1999 Plan, and 4,000 shares issuable upon exercise of options granted to Mr. Pickett under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(7)	According to Schedule 13G/A filed on February 12, 2008. Diker GP, LLC, is the general partner of Diker Value-Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Micro-Value Fund, LP, Diker Micro-Value QP Fund, LP, Diker-Value QP Fund, LP, Diker Micro and Small Cap Fund, LP, and Diker M&S Cap Master, Ltd. (collectively, the “Diker Funds”), and beneficially owns 699,060 shares. Diker Management, LLC is the investment manager of Diker Funds, and beneficially owns 765,493 shares. Charles M. Diker and Mark N. Diker are the managing members of Diker GP, LLC and Diker Management, LLC, and beneficially own 765,493 shares.

(8)	Mr. Feldman and Mr. Hanerfeld are the sole managing members of West Creek Capital, LLC, which is the investment adviser to West Creek Partners Fund L.P., or Partners Fund, which owns 407,502 shares and Cumberland Investment Partners LLC, or Cumberland, which owns 247,070 shares according to Schedule 13G/A filed on February 12, 2008. Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the shares owned by the Partners Fund and Cumberland.

(9)	Mr. Feldman’s beneficial ownership includes 407,502 shares owned by the Partner’s Fund, 247,070 shares owned by Cumberland, 14,750 shares personally owned by Mr. Feldman, 30,208 shares issuable upon exercise of options granted to Mr. Feldman under the 1999 Plan, and 6,000 shares issuable upon exercise of options granted to Mr. Feldman under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(10)	Mr. Hanerfeld’s beneficial ownership includes 407,502 shares owned by the Partner’s Fund, 247,070 shares owned by Cumberland, and 22,230 shares personally owned by Mr. Hanerfeld.

(11)	According to Schedule 13G filed on January 25, 2008. Burnham Asset Management Corporation serves as the investment manager for Burnham Securities, Inc. and has dispositive authority over 518,000 beneficially owned shares. Burnham Securities, Inc. is a registered broker-dealer with a number of discretionary accounts with respect to which it has dispositive authority over 78,000 beneficially owned shares.

(12)	Includes 5,177 shares of common stock, 1,613 shares of common stock held in the Unitized Fund under the Onvia 401(k) Plan, and 130,255 shares issuable upon exercise of options granted to Mr. Alpert under the 1999 Plan, all of which are exercisable within 60 days of June 30, 2008.

(13)	Includes 79,699 shares of common stock, 15,376 shares issuable upon exercise of options granted under the 1999 Plan, and 4,000 shares issuable upon exercise of options granted to Mr. Ballowe under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(14)	Includes 4,214 shares of common stock, 1,202 shares of common stock held in the Unitized Fund under the Onvia 401(k) Plan, and 63,134 shares issuable upon exercise of options granted under the 1999 Plan, which are exercisable within 60 days of June 30, 2008.

(15)	Includes 4,991 shares of common stock, 948 shares of common stock held in the Unitized Fund under the Onvia 401(k) Plan, and 48,330 shares issuable upon exercise of options granted under the 1999 Plan, which are exercisable within 60 days of June 30, 2008.

(16)	Includes 10,000 shares of common stock, 30,208 shares issuable upon exercise of options granted under the 1999 Plan, and 6,000 shares issuable upon exercise of options granted under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(17)	Includes 35,000 shares issuable upon exercise of options granted under the 1999 Plan and 10,000 shares issuable upon exercise of options granted under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(18)	Includes 11,966 shares of common stock, 20,805 shares issuable upon exercise of options granted under the 1999 Plan, and 5,000 shares issuable upon exercise of options granted under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(19)	Includes 10,000 shares of common stock, 22,576 shares issuable upon exercise of options granted under the 1999 Plan, and 5,000 shares issuable upon exercise of options granted under the Directors’ Plan, all of which are exercisable within 60 days of June 30, 2008.

(20)	Includes 21,665 shares issuable upon exercise of options granted under the 1999 Plan, which are exercisable within 60 days of June 30, 2008.

(21)	Includes 1,148,870 shares of common stock subject to options exercisable within 60 days of June 30, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, and persons who beneficially own more than 10% of its common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of Onvia’s common stock with the SEC. These individuals are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required, the Company believes that during 2007 all reporting persons complied with all applicable filing requirements, except with respect to Michael D. Pickett. A Form 5 was filed on February 7, 2008 reporting an acquisition of common stock by Mr. Pickett on November 29, 2005.

CORPORATE GOVERNANCE

Determination of Director Independence

After review and consideration of the applicable legal standards for director independence, the Board of Directors has determined that each of the following directors is an “independent director” as defined by the Nasdaq Marketplace Rules:

Jeffrey C. Ballowe

James L. Brill

Robert G. Brown

Roger L. Feldman

D. Van Skilling

Steven D. Smith

These directors are referred to as “Independent Directors” in this Proxy Statement. The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq, the Securities and Exchange Commission (the “SEC”) and/or the Internal Revenue Service. The Board of Directors has further determined that Mr. Brill, a member of the Audit Committee, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Board Meetings and Committees

The Board of Directors met five times during 2007. During 2007, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served during 2007. The Board of Directors had a Compensation Committee, an Audit Committee, and a Nominating and Governance Committee in 2007.

Mr. Brill, Mr. Brown, and Mr. Smith, each of whom is an Independent Director, were members of the Audit Committee during 2007, with Mr. Brill serving as the chairperson. Mr. Brill met the Audit Committee Financial Expert criteria as described above. All other members of the Audit Committee are financially literate and are financially sophisticated, as required by Nasdaq, based on their professional experiences. The Audit Committee retains our independent auditors, reviews their independence, reviews and approves the planned scope of our annual audit, reviews and approves any fee arrangements with our auditors, oversees their work, reviews and pre-approves, as appropriate, any non-audit services that they may perform, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies, and reviews and approves any related person transactions. The Audit Committee met five times in 2007. For 2008, Mr. Brill, Mr. Smith, and Mr. Brown will serve on the Audit Committee, with Mr. Brill serving as the chair. The Audit Committee operates under a written charter adopted by the Board of Directors in March 2004.

Mr. Ballowe, Mr. Feldman, and Mr. Skilling, each of whom is an Independent Director, were members of the Compensation Committee during 2007, with Mr. Skilling serving as the chair. The Compensation Committee establishes and administers our policies regarding annual executive salaries, cash incentives, and long-term equity incentives. The Compensation Committee met five times in 2007. For 2008, Mr. Ballowe, Mr. Feldman, and Mr. Skilling will serve on the Compensation Committee, with Mr. Skilling serving as the chair.

Mr. Brill, Mr. Feldman, and Mr. Skilling, each of whom is an Independent Director, were members of the Nominating and Governance Committee during 2007, with Mr. Feldman serving as the chair. The Nominating and Governance Committee identifies and recruits individuals to serve as directors of the Company, makes recommendations to the Board of Directors regarding director membership and chairs of the Board’s committees, advises the Board of Directors with respect to matters of Board composition and procedures, develops and recommends to the Board of Directors corporate governance guidelines, considers nominations to the Board of

Directors received from stockholders, monitors Company compliance with Onvia’s Code of Business Ethics and Conduct, a copy of which is available on the Company’s website at www.onvia.com, and oversees the annual evaluation of the effectiveness of the Board of Directors and its committees. The Nominating and Governance Committee met once in 2007. For 2008, Mr. Feldman, Mr. Skilling, and Mr. Brill will serve on the Nominating and Governance Committee, with Mr. Feldman serving as the chair.

After consultation with the Nominating and Governance Committee, the Board in 2005 unanimously elected Mr. Brown to serve as lead director, to act as a liaison between the Board of Directors and the Company’s management team, to ensure constructive relationships among the directors, and to provide leadership to enhance effectiveness at Board meetings.

The charters of our Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on our website at www.onvia.com.

Stockholder Communications with Directors

We have established a communication mechanism so that our stockholders can communicate with our directors. Stockholders are welcome to communicate directly with the Board of Directors by contacting Chairman, Chief Executive Officer, and President Mr. Pickett by email at investorrelations@onvia.com with a subject line noting “Stockholder Communications to Michael Pickett” or by writing to Michael D. Pickett, Onvia, Inc., 509 Olive Way, Suite 400, Seattle, Washington 98101, ATTN: Stockholder Communications. Mr. Pickett will forward all such stockholder communications to the entire Board of Directors, a Board committee, or an individual director, as appropriate, at the next scheduled Board of Directors or committee meeting. No action has been taken by the Board of Directors resulting from a stockholder communication during 2007.

Director Attendance at Annual Stockholders Meetings

It is the Company’s policy to invite all directors to attend the Annual Meeting each year. Mr. Pickett attended our 2007 Annual Meeting and is planning to attend our 2008 Annual Meeting.

Code of Ethics

All of our directors, officers and employees must adhere to our code of ethics, which is publicly available on our website at www.onvia.com and is also available in print to any stockholder upon request. This code reflects our long-standing commitment to honest and ethical conduct. The code addresses a number of topics, but is designed primarily to promote:

•	Ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accuate, timely and understandable disclosure in the reports and documents we file with the SEC and in our other public communications;

•	Compliance with applicable laws, rules and regulations;

•	Prompt internal reporting of violations of the code; and

•	Accountability for adherence to the ethical standards set forth in the code.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee during 2007 was comprised of Mr. Ballowe, Mr. Feldman, and Mr. Skilling, each of whom is an Independent Director. No member of the Compensation Committee or executive officer of the Company has, or during 2007 had, a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

DIRECTOR NOMINATIONS

The Board of Directors has adopted procedures for nominating director candidates and considering nominees recommended by stockholders (the “Nomination Procedures”). The Nomination Procedures describe the process by which director candidates are selected, the qualifications that those candidates must and should possess, and the procedure for stockholders to submit recommendations for director nominees. The Nomination Procedures are administered by the Nominating and Governance Committee and are described below.

The Nominating and Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to the Company. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience.

The Nominating and Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating and Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating and Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating and Governance Committee for recommendation to the Board of Directors.

Director Nominations by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as other candidates, provided that the following procedures are followed in submitting recommendations:

1.	Stockholders desiring to nominate a director candidate should submit a written recommendation to the Secretary of the Company at 509 Olive Way, Suite 400, Seattle, WA 98101.

2.	Submissions must include the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board memberships.

3.	Submissions must be accompanied by a written consent of the director candidate to stand for election if nominated by the Nominating and Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders.

4.	Submissions must be accompanied by proof of ownership of the Company’s common stock by the person submitting the recommendation.

5.	Recommendations must be received by June 7, 2009 to be considered for nomination at the 2009 Annual Meeting. Recommendations received after June 7, 2009 will be considered for nomination at the 2010 Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors, each of whom is an Independent Director, and operates under a written charter adopted by the Board of Directors in March 2004.

The Audit Committee recommends to the Board of Directors the selection of an independent registered public accounting firm to be engaged as our independent auditors. The independent auditors are responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2007. The meetings were designed to facilitate and encourage communications between the Audit Committee, management, and our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2007 with management and the independent auditors.

The Audit Committee discussed and reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Deloitte, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte the issue of its independence from the Company, and satisfied itself as to the auditors’ independence.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee

James L. Brill, Chair

Robert G. Brown

Steven D. Smith

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

Deloitte served as our independent registered public accounting firm in 2007 and 2006. The following table shows the fees the Company paid or accrued for audit and other services provided by Deloitte for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees	$247,000	$203,500
Audit-Related Fees	—	7,340
Tax Fees	26,000	18,650
All Other Fees	—	—
Total	$273,000	$229,490

Audit Fees

Audit fees for 2007 and 2006 consist of the fees paid to Deloitte for the audit of the Company’s annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2007 and 2006.

Audit-Related Fees

Audit-related fees for 2007 and 2006 related to services in conjunction with discussions on internal controls over financial reporting as it pertains to Sarbanes-Oxley Section 404.

Tax Fees

Tax fees for 2007 and 2006 related to various tax compliance and consulting services for the fiscal years ended December 31, 2007 and 2006.

All Other Fees

There were no other fees that were not included above for the fiscal years ended December 31, 2007 and 2006.

The Audit Committee’s charter provides that it shall pre-approve all audit and non-audit services. Our Audit Committee pre-approved all services provided by our auditor in 2007. The Audit Committee of the Board of Directors has considered the role of Deloitte in providing non-audit services to the Company and has concluded that such services are compatible with Deloitte’s independence as our auditors.

A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

D. Van Skilling, Chair

Jeffrey C. Ballowe

Roger L. Feldman

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

Compensation Discussion and Analysis

The Compensation Committee, which is comprised of Mr. Ballowe, Mr. Feldman and Mr. Skilling, each of whom is an Independent Director, is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers, including our Chief Executive Officer. The Compensation Committee reviews and establishes annual base salary levels, annual cash bonus opportunity levels, and long-term incentive opportunities for each Named Executive Officer.

General Compensation Philosophy

Adopted by the Board of Directors, our compensation philosophy is designed to attract and retain highly-qualified executive talent, to tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a significant portion of an executive’s overall compensation to our Company’s financial performance and common stock price. Overall, the total compensation opportunity is intended to create an executive compensation program that is set competitively compared to public companies of our size and industry, analyzed by our Compensation Committee using independent, national survey data. Each executive officer’s compensation package is generally comprised of four elements: (i) base salary, which reflects an individual’s qualifications, scope of responsibilities, experience level, expertise, performance, and impact on Company results; (ii) cash-based annual incentive compensation tied to personal achievement and overall Company success; (iii) long-term incentives, which consist of stock options and are designed to strengthen the mutuality of interests between the executive officers and our stockholders; and (iv) other compensation programs that our executives participate in along with all of our employees, including a qualified 401(k) plan and the 2000 Employee Stock Purchase Plan, or ESPP. The Compensation Committee regularly reviews and establishes base salaries, annual cash bonus opportunity levels, and long-term incentive opportunities for each executive officer. The executive officers were not present during, and did not participate in, deliberations or decisions involving their own compensation during 2007.

The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the four primary components of the compensation package provided to the Named Executive Officers.

While an executive officer does not play a role in setting his or her own compensation, our Chief Executive Officer does make recommendations to the Compensation Committee concerning stock option grants, bonus plans, and individual pay increases tied to the performance of other executive officers.

Base Salary

The level of base salary is established primarily on the basis of an executive’s qualifications and relevant experience, the scope of his or her responsibilities, the strategic goals that he or she manages, the compensation levels of executive officers at companies of similar revenue and employee size in the ecommerce and technology industries and in the Seattle marketplace, the relationship between the executive’s performance and the Company’s results, and market rates of compensation required to retain qualified management. Generally, we believe that executive base salaries should be competitive with salaries of comparable companies. Our Vice President of Human Resources used independent, national salary survey data to calibrate competitive salaries for our executive officers. The Compensation Committee reviews the base salary of each executive annually and may adjust base salary to take into account the individual’s performance, any changes in responsibility, and to maintain a competitive salary levels. Company performance does not play a significant role in the determination of base salary. The Compensation Committee reviewed each executive’s base salary in December 2007 in connection with setting 2008 base salary levels.

Cash-Based Incentive Compensation

At Onvia, cash-based incentive compensation takes two forms: sales incentives or commissions for our sales and product executives and a management incentive plan. Onvia’s executives who have sales responsibilities can earn commissions tied to specific sales results. Sales incentive commissions are intended to reward individual performance that will significantly impact the Company’s overall performance. The sales incentive levels are market driven and reflect what other companies of Onvia’s size within Onvia’s industry are doing based on the assessments of market practice by our Vice President of Human Resources. Mr. Alpert, Mr. Balsam and Mr. Noble earned sales incentive compensation in 2007 and Mr. Alpert and Mr. Balsam are on sales commission plans for 2008. The Compensation Committee reviewed the sales incentive programs of each sales and product executive in January 2008 and adjusted sales incentive goals as well as targeted incentive payouts for performance.

Onvia’s 2007 Management Incentive Plan allowed for a target bonus award of 11% to 33% of base salary for participating executive officers. Mr. Way, Mr. Alpert, Mr. Balsam, Mr. Gillespie, Mr. Rowley and Mr. Noble were participants in the 2007 Management Incentive Plan. Mr. Pickett was not a participant in the 2007 Management Incentive Plan because Mr. Pickett, as Chief Executive Officer, was evaluated separately by the Compensation Committee. The objectives of the 2007 Management Incentive Plan were to achieve certain EBITDA goals and annual bookings under the 2007 budget plan as well as achieve positive cash flow in 2007. Since these targets were not met, no bonuses were paid out under the 2007 Management Incentive Plan. However, the Board approved a one-time bonus of $5,000 for each of our non-sales executives (since sales executives received commissions under their own commission plans) in January 2008 to show the Board’s appreciation of the executives’ work and contributions in 2007.

In March 2008, the Compensation Committee established a new management incentive plan, payable in early 2009, if the Company achieves predetermined targets based on annual bookings growth, operating cash flow, and net income metrics. All Named Executive Officers, except for Mr. Pickett, are participants. The Compensation Committee did not include Mr. Pickett in the 2008 Management Incentive Plan and has not established a separate bonus plan for Mr. Pickett. The Compensation Committee believes that the options granted to Mr. Pickett in 2004 continue to provide sufficient incentives to Mr. Pickett into 2008. The 2008 Management Incentive Plan allows for a target bonus award of 33% of base salary for Mr. Way, Mr. Balsam and Mr. Gillespie if, and only if, all predetermined targets are achieved. The 2008 Management Incentive Plan also allows for a target bonus award of $25,000 for Mr. Alpert if all predetermined targets are achieved. The 2008 Management Incentive Plan does not allow for awards beyond target.

The Compensation Committee established the targets based on annual bookings growth, operating cash flow, and net income metrics for the 2008 Management Incentive Plan for three reasons. First and most important, these targets track corporate performance that most reflect stockholder interests. Second, the targets drive and reward unified performance across the executive team. Third, the targets focus the Company on building for long-term, profitable growth. The participating executive officers earn bonuses under the 2008 Management Incentive Plan only when all targets have been reached.

Long-Term Incentive Compensation

We believe the grant of long-term stock options provides executives and other key employees with an incentive to maximize long-term stockholder value. Stock option awards are designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, market comparisons based on independent salary survey data, and internal comparisons among our executive officers. The Compensation Committee also takes into consideration the number of stock options that an executive officer already holds. Long-term stock options are not granted annually to our executive officers. The Compensation Committee is free to consider other factors in determining the size of the option grant made to each executive officer where it determines that the circumstances warrant alternative treatment.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the grant date or above) over a specified period of time (up to 10 years). The options typically vest in equal periodic installments over a four or five year period, contingent upon the executive officer’s continued employment with Onvia. The majority of stock options granted in the last few years have had a five-year vesting period (but never less than a four-year vesting period), with the exercise price set higher than the fair market value of the stock on the date of grant. For example, one-fifth of the options had an exercise price set at the fair market value on the grant date, the second one-fifth was set at $1.00 above the fair market value, the third one-fifth was set at $2.00 above the fair market value, the fourth one-fifth was set at $3.00 above the fair market value, and the last one-fifth was set at $4.00 above the fair market value. Upon the recommendation of the Compensation Committee, our Board determined that such premium-priced stock options are atypical in the compensation programs of public companies of our size and within our industry and discontinued the practice. In addition, such options created higher levels of dilution to stockholders in order to deliver competitive compensation to the executives. Accordingly, all stock options granted going forward will be granted with an exercise price equal to the fair market value on the grant date.

With the exception of Mr. Gillespie and Mr. Balsam, no stock options were granted in 2007 to our Named Executive Officers because stock option grants were not necessary to keep total compensation competitive for our Named Executive Officers. Mr. Gillespie received a new-hire stock option grant in connection with his employment by the Company, and Mr. Balsam received a stock option grant for his performance developing new products.

Other Compensation Programs

Onvia has a Savings and Retirement Plan, or 401(k) Plan. The 401(k) Plan is a qualified salary deferral plan in which all eligible employees may elect to have a percentage of their pre-tax compensation contributed to the 401(k) Plan, subject to certain guidelines issued by the Internal Revenue Service. The 401(k) Plan provides a discretionary matching contribution, made in the form of Onvia common stock, equal to 25% of every dollar up to 6% of all eligible employee contributions. The purpose of the Company’s matching contribution into the 401(k) Plan is to encourage employees to participate in their own retirement savings and to provide another competitive recruiting tool to attract and retain employees. The matching contributions are subject to a four year vesting schedule, with vesting measured from the employee’s date of hire. The matching contributions are made in the first quarter following each 401(k) Plan year, and employees must be employed on the last day of the 401(k) Plan year to be eligible to receive the matching contribution. In February 2008, all of our executive officers, along with other employees who made contributions into the 401(k) Plan, received matching contributions for the 2007 plan year.

Effective May 2000, we adopted the 2000 Employee Stock Purchase Plan, or ESPP, which allows an eligible employee to purchase shares of common stock, based on certain limitations, at a price equal to the lesser of 85% of the fair market value of the common stock at the beginning or end of the respective offering period. An eligible employee may purchase up to 600 shares per year. All of our Named Executive Officers, except for Mr. Pickett, participated in the ESPP in 2007.

Onvia has not previously granted stock awards and does not have any pension plans or any nonqualified deferred compensation plans.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation

The Compensation Committee has authority to administer the 1999 Plan, the 2000 Directors’ Stock Option Plan, the ESPP and the 2008 Management Incentive Plan, and make policy recommendations from time to time with respect to our benefit plans. The Compensation Committee also oversees all of our executive compensation policies and decisions. In particular, the Committee exercises all power and authority of the Board in the administration and interpretation of our benefit plans, including establishing guidelines, selecting participants in the plans, approving grants and awards, and exercising such other power and authority as is required and permitted under the plans. The Compensation Committee also reviews and approves executive officer compensation, including, as applicable, salary, bonus and incentive compensation levels, equity compensation (including awards to induce employment), severance arrangements, change-in-control agreements, special or supplemental benefits and other forms of executive officer compensation. The Committee periodically reviews regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of our compensation programs. The Committee’s responsibilities are reflected in its charter, which is reviewed periodically by the Committee, and the Committee recommends any proposed changes to the Board. The compensation committee’s charter is available on our website at www.onvia.com. The Committee’s membership is determined annually by the full Board and includes only independent directors. The Committee meets as often as it deems appropriate, but not less frequently than annually.

Michael D. Pickett has served as our Chief Executive Officer since April 2001. His base salary for the fiscal year ended December 31, 2007 was $250,000. No other compensation, bonus, commission, or stipend was paid to Mr. Pickett during 2007 because the Compensation Committee believed that the 600,000 stock options granted to Mr. Pickett on November 29, 2004 continue to provide a competitive compensation level as well as align his interests with those of our stockholders.

With respect to Mr. Pickett, the Compensation Committee weighed: (i) the factors discussed above in “Base Salary,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation,” as well as his previous experience as chairman, president, and chief executive officer of a publicly held company; (ii) the compensation levels at companies that compete with the Company for business and executive talent; and (iii) the Company’s performance, in establishing the amount of Mr. Pickett’s base salary, bonus, and stock option grant.

The Compensation Committee has not delegated any authority to make compensation decisions to any other persons. The Compensation Committee only makes recommendations about stock option grants to the Board of Directors, which makes the final decision to grant stock options.

Role of Executive Officers in Compensation Process

In addition to reviewing executive officers’ compensation against a group of comparable companies, the Compensation Committee also solicits appropriate input from our Chief Executive Officer and Vice President of Human Resources regarding base salaries, cash incentives and equity grants for our executive officers. Moreover, only our Chief Executive Officer and Vice President of Human Resources have a role in determining or recommending the amount and/or form of employee-level director compensation.

External Advisors

The Compensation Committee has the authority to engage the services of outside advisers and purchase independent salary surveys to assist the Committee in fulfilling its duties. The Committee did not engage an outside advisor in 2007; however, the Committee reviewed independent national salary survey data to help the Committee assess the Company’s current executive compensation practices, including relative to a group of similar-sized companies within our industry. The Committee used this information to help formulate executive compensation levels for the 2008 fiscal year. In March 2008, the Compensation Committee engaged an independent compensation consultant to assist the Committee in the assessment of the competitiveness of the Company’s executive and director compensation programs compared to its peers.

Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, the Company’s deduction for certain compensation paid to Named Executive Officers is subject to an annual limit of $1 million per employee, unless it is deferred or considered performance-based. As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under the 1999 Plan to such officers will qualify as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Timing of Awards

In making stock option grants under our option plans, our Compensation Committee has not timed the award of any stock option to coincide with the release of favorable or unfavorable information about us. The Compensation Committee has no intention of timing the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable information about us in the future.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid to or earned by: (a) our President and Chief Executive Officer; (b) our Chief Financial Officer; and (c) our three other most highly compensated executive officers in 2007. It also shows compensation for two additional individuals who are no longer executives of the Company, but would otherwise have qualified for inclusion in the table because of their total compensation during 2007 (together, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Michael D. Pickett (2)	2007	$250,000	$—	$283,809	$—	$3,375	$537,184
Chairman, Chief Executive Officer and	2006	$250,000	$—	$437,478	$—	$3,300	$690,778
President	2005	$250,000	$—	$—	$—	$3,150	$253,150

Cameron S. Way (3)	2007	$136,250	$5,000	$16,332	$—	$2,044	$159,626
Chief Financial Officer	2006	$129,090	$6,111	$28,759	$—	$2,028	$165,988
	2005	$109,388	$6,111	$—	$—	$1,732	$117,232

Irvine N. Alpert (4)	2007	$180,000	$—	$53,727	$130,116	$3,375	$367,218
Executive Vice President	2006	$180,000	$—	$88,849	$191,747	$3,300	$463,896
	2005	$180,000	$—	$—	$209,031	$3,150	$392,181

Michael S. Balsam (5)	2007	$165,000	$5,000	$62,535	$5,381	$2,556	$240,472
Vice President of Products and Services	2006	$163,179	$6,944	$57,788	$5,269	$2,631	$235,812
	2005	$124,369	$13,887	$—	$5,224	$2,152	$145,633

Eric T. Gillespie (6)	2007	$104,423	$5,000	$76,870	$—	$6,000	$192,293
Senior Vice President of Products,	2006	$—	$—	$—	$—	$—	$—
Technology and Information	2005	$—	$—	$—	$—	$—	$—

Peter W. Noble (7)	2007	$92,692	$—	$80,561	$20,000	$102,076	$295,328
Former Senior Vice President of Sales	2006	$200,000	$25,000	$166,904	$25,000	$3,300	$420,204
	2005	$100,000	$—	$—	$—	$1,042	$101,042

Matthew S. Rowley (8)	2007	$90,449	$—	$30,436	$—	$91,338	$212,222
Former Chief Information Officer	2006	$170,000	$9,444	$49,252	$—	$2,692	$231,388
	2005	$170,000	$10,000	$—	$—	$2,700	$182,700

(1)	Amounts in the Option Awards column represent the dollar amount recognized in Onvia’s financial statements as non-cash stock-based compensation for the fiscal year, excluding the impact of estimated forfeitures. Refer to Note 2 of the Consolidated Financial Statements for a discussion of the assumptions used in the valuation of option awards.

(2)	Mr. Pickett’s annual base salary as of December 31, 2007 was $250,000. The 401(k) company matching contribution of $3,375 appears in the All Other Compensation column.

(3)	Mr. Way’s annual base salary as of December 31, 2007 was $145,000. Onvia’s Board approved a one-time bonus of $5,000 for Mr. Way based on his 2007 performance. This $5,000 bonus was not pre-established by the Board. The 401(k) matching contribution of $2,044 appears in the All Other Compensation column.

(4)	Mr. Alpert’s annual base salary as of December 31, 2007 was $180,000. Mr. Alpert’s non-equity incentive compensation in 2007 consists of $130,116 in sales commissions pursuant to his commission agreement with Onvia. The 401(k) matching contribution of $3,375 appears in the All Other Compensation column.

(5)

Mr. Balsam’s annual base salary as of December 31, 2007 was $165,000. Mr. Balsam’s non-equity incentive compensation in 2007 consists of $5,381 in sales commissions pursuant to his commission agreement with Onvia. Onvia’s Board approved a one-time bonus of $5,000 for Mr. Balsam based on his

2007 performance. This $5,000 bonus was not pre-established by the Board. The 401(k) matching contribution of $2,556 appears in the All Other Compensation column.

(6)	Mr. Gillespie’s annual base salary as of December 31, 2007 was $180,000. Onvia’s Board approved a one-time bonus of $5,000 for Mr. Gillespie based on his 2007 performance. This $5,000 bonus was not pre-established by the Board. The $6,000 included in the All Other Compensation column represents relocation expenses paid to Mr. Gillespie during 2007.

(7)	Mr. Noble’s annual salary as of May 16, 2007, the date of his termination of employment with Onvia, was $200,000. Mr. Noble’s non-equity incentive compensation in 2007 consists of $20,000 in sales commissions pursuant to his commission agreement with Onvia. Mr. Noble received severance payments totaling $102,076 comprised of $100,000 in base salary and $2,076 in medical and dental benefits upon his termination, which amounts are included in the All Other Compensation column.

(8)	Mr. Rowley’s annual salary as of May 31, 2007, the date of his termination of employment with Onvia, was $170,000. Mr. Rowley received severance payments totaling $91,338 comprised of $85,000 in base salary and $6,338 in medical and dental benefits upon his termination, which amounts are included in the All Other Compensation column.

Other Compensatory Arrangements

The Named Executive Officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

2007 Grants of Plan-Based Awards

The following table presents information regarding non-equity incentive awards and options granted to the Named Executive Officers during fiscal year 2007. None of the target annual bonuses approved by the Compensation Committee was earned by the Named Executive Officers during 2007.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Michael D. Pickett	—	—	—	—	—	—	—

Cameron S. Way (1)	01/29/2007	—	$47,850	—	—	—	—

Irvine N. Alpert (2)	01/29/2007	—	$199,050	—	—	—	—

Michael S. Balsam (3)	01/29/2007	—	$61,450	—	—	—	—
	01/24/2007	—	—	—	4,000	$6.10	$13,481
	01/24/2007	—	—	—	4,000	$7.10	$12,550
	01/24/2007	—	—	—	4,000	$8.10	$11,735
	01/24/2007	—	—	—	4,000	$9.10	$11,013
	01/24/2007	—	—	—	4,000	$10.10	$10,370

Eric T. Gillespie (4)	05/11/2007	—	$59,400	—	—	—	—
	07/25/2007	—	—	—	20,000	$8.95	$84,663
	07/25/2007	—	—	—	20,000	$9.95	$79,009
	07/25/2007	—	—	—	20,000	$10.95	$73,916
	07/25/2007	—	—	—	20,000	$11.95	$69,309
	07/25/2007	—	—	—	20,000	$12.95	$65,129

Peter W. Noble (5)	01/29/2007	—	$20,000	—	—	—	—

Matthew S. Rowley (6)	01/29/2007	—	$56,100	—	—	—	—

(1)	Mr. Way’s target non-equity incentive reflects the target annual bonus approved by the Compensation Committee on January 29, 2007 for fiscal year 2007.

(2)	Mr. Alpert’s target non-equity incentive includes $179,050 in target annual incentives under his sales commission plan for fiscal year 2007, and $20,000 for his target annual bonus approved by the Compensation Committee on January 29, 2007 for fiscal year 2007.

(3)	Mr. Balsam’s target non-equity incentive includes a target annual bonus of $54,450 and $7,000 in target annual incentives under his sales incentive plan, both of which were approved by the Compensation Committee on January 29, 2007 for fiscal year 2007. The closing market price of Onvia’s common stock on January 24, 2007, the grant date of Mr. Balsam’s options, was $6.10. Please refer to the discussion under “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above for a discussion on the Compensation Committee’s discontinued practice of granting premium-priced options.

(4)	Mr. Gillespie’s target non-equity incentive reflects the target annual bonus approved in Mr. Gillespie’s offer letter dated May 11, 2007 for fiscal year 2007. This target annual bonus is pursuant to the annual bonus approved by the Compensation Committee on January 29, 2007.

(5)	Mr. Noble’s target non-equity incentive reflects the target annual bonus approved by the Compensation Committee on January 29, 2007 for fiscal year 2007.

(6)	Mr. Rowley’s target non-equity incentive reflects the target annual bonus approved by the Compensation Committee on January 29, 2007 for fiscal year 2007. Upon Mr. Rowley’s termination of employment with Onvia on May 31, 2007, and pursuant to his employment agreement with the Company, vesting on 4,000 options with an exercise price of $7.50 and 2,000 options with an exercise price of $8.17 were accelerated such that the awards were fully vested as of his termination date. The total intrinsic value of the accelerated options was $3,760 on the date of acceleration.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer at the end of fiscal year 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (1) (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date
Michael D. Pickett (1)	4,000	—	$206.10	02/28/2010
	302,979	—	$2.66	08/14/2010
	370,000	230,000	$10.00	11/29/2014
Cameron S. Way (2)	1,134	—	$1.35	08/23/2009
	320	—	$21.73	11/01/2010
	4,376	—	$1.77	10/16/2011
	22,000	—	$2.55	01/31/2013
	18,500	11,500	$7.50	11/29/2014
Irvine N. Alpert (3)	15,375	—	$1.48	8/31/2011
	16,548	—	$1.48	2/22/2012
	30,000	—	$2.55	1/31/2013
	61,666	38,334	$7.50	11/29/2014
Michael S. Balsam (4)	11,300	—	$2.55	1/31/2013
	24,666	15,334	$7.50	11/29/2014
	17,500	12,500	$8.17	1/26/2015
	—	4,000	$6.10	1/24/2017
	—	4,000	$7.10	1/24/2017
	—	4,000	$8.10	1/24/2017
	—	4,000	$9.10	1/24/2017
	—	4,000	$10.10	1/24/2017
Eric T. Gillespie (5)	—	20,000	$8.95	7/25/2017
	—	20,000	$9.95	7/25/2017
	—	20,000	$10.95	7/25/2017
	—	20,000	$11.95	7/25/2017
	—	20,000	$12.95	7/25/2017
Peter W. Noble	—	—	—
Matthew S. Rowley	—	—	—

(1)	Mr. Pickett’s unexercisable options have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in November 2009.

(2)	Mr. Way’s unexercisable options have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in November 2009.

(3)	Mr. Alpert’s unexercisable options have a five year ratable monthly vesting schedule and will be fully vested in November 2009.

(4)	Mr. Balsam’s unexercisable options expiring in November 2014 and January 2015 have five year ratable monthly vesting schedules and will be fully vested in November 2009 and January 2010, respectively. His unexercisable options expiring in January 2017 have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in January 2012. Twenty percent of the options expiring in January 2017 became exercisable in January 2008.

(5)	Mr. Gillespie’s unexercisable options have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in January 2011.

Option Exercises

The following table presents information regarding the value realized by the Named Executive Officers upon the exercise of stock options during fiscal year 2007. Onvia does not currently grant stock awards, so vesting information for stock awards has been omitted from the table.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Michael D. Pickett	—	—
Cameron S. Way	—	—
Irvine N. Alpert	—	—
Michael S. Balsam	1,700	$9,626
Eric T. Gillespie	—	—
Peter W. Noble	58,668	$123,666
Matthew S. Rowley	63,540	$231,756

(1)	Value realized represents the difference between the market value of the exercised options on the exercise date and the exercise price of the options.

Pension Benefits and Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

Onvia does not offer any pension plans or any non-qualified deferred compensation plans. However, Onvia offers a defined contribution plan (401(k) Plan) for all of its employees pursuant to which it offers a twenty five percent match, made in Onvia common stock, on employee contributions up to six percent of eligible employee earnings.

Potential Payments upon Termination or Change in Control

Each of our Named Executive Officers is entitled to certain payments and benefits in the event of a termination of employment or a change in control transaction.

Mr. Pickett and the Company entered into an employment agreement in March 2001. Pursuant to this agreement, upon termination of Mr. Pickett’s employment by the Company without cause or by Mr. Pickett for good reason, Mr. Pickett will receive a lump sum payment of $250,000, twelve months of (i) medical and dental insurance benefits, (ii) accelerated vesting of all unvested options granted to Mr. Pickett solely in his capacity as a director pursuant to Onvia’s 2000 Directors’ Stock Option Plan, and (iii) accelerated vesting of all unvested shares pursuant to that certain Common Stock Purchase Agreement dated April 9, 1999 between the Company and Mr. Pickett. Upon a change in control transaction, fifty percent of the then-unvested options granted under the 1999 Plan to Mr. Pickett shall vest, and the remaining unvested options shall vest and become exercisable upon termination of Mr. Pickett’s employment without cause or by Mr. Pickett for good reason within twelve months after a change of control transaction.

Mr. Alpert and the Company entered into an employment agreement in February 2002. Pursuant to this agreement, upon termination of Mr. Alpert’s employment by the Company without cause or by Mr. Alpert for good reason, Mr. Alpert shall receive six months of (i) base salary, (ii) medical and dental insurance benefits, and (iii) accelerated vesting on unvested options. Upon a change in control transaction, twenty-five percent of the then-unvested options granted to Mr. Alpert shall vest if such options are not assumed by a successor corporation. If such options are assumed and Mr. Alpert’s employment is terminated other than for cause or good reason within twelve (12) months of a change of control transaction, one hundred percent of Mr. Alpert’s then-unvested options shall vest and become exercisable.

Mr. Rowley and the Company entered into an employment agreement in September 2001. Pursuant to this agreement, upon termination of Mr. Rowley’s employment with the Company without cause or by Mr. Rowley for good reason, Mr. Rowley was to receive six months of base salary and benefits, as well as six months of accelerated vesting of unvested options granted under the 1999 Plan. Mr. Rowley’s employment with the Company terminated on May 31, 2007 and payments and option acceleration as provided by this agreement were granted at that time.

In a separate resolution, Onvia’s Board of Directors approved a severance package for Mr. Way. Pursuant to that resolution, upon termination of Mr. Way’s employment by the Company for other than cause, or by Mr. Way for good reason, he will receive six months of base salary and accrued and unused paid time off.

For the other Named Executive Officers, upon termination of his or her employment with the Company without cause or by the executive for good reason, the executive shall receive six months of (i) base salary, and (ii) medical and dental insurance benefits. Upon a change in control transaction, twenty five percent of the then-unvested options granted to him or her shall vest if such options are not assumed by the successor corporation. If such options are assumed and the Named Executive Officer’s employment with the Company is either terminated other than for cause or good reason within twelve (12) months of a change of control transaction, one hundred percent of the Named Executive Officer’s then-unvested options shall vest and become exercisable.

Termination of employment for “cause” means: (i) any material and willful misconduct, fraud, or bad faith on the part of the executive in the performance of the executive’s duties as an employee of Onvia; (ii) the conviction of the executive of, or the entry of the executive of a plea of guilty or no contest to, any felony; (iii) the material breach by the executive of any provision in any material agreement between the executive and Onvia, if such breach is unremediated within 30 days after the executive receives written notice of such breach; (iv) the failure of the executive to comply with any lawful order or instruction of Onvia’s Board of Directors or its Chief Executive Officer within five days after written notice of such failure; or (v) the executive’s repeated and serious violations of the published and written rules or policies of Onvia.

Termination of employment by the executive for “good reason” means: (i) Onvia’s material breach of the terms of any employment agreement; (ii) the assignment to the executive of any duties that are substantially inconsistent with or materially diminish the executive’s position; (iii) a material reduction of the executive’s salary, or material adverse modifications to the stock options awarded to the executive, or material reduction in the executive’s total compensation hereunder; or (iv) a requirement that the executive be based at any office or location more than fifty miles from the executive’s primary work location.

Only terminations of employment by the Company without cause or by the Named Executive Officer for good reason will trigger the severance benefits described above and detailed in the table below.

Upon termination, and as a condition to the receipt of any severance payments or option acceleration, each Named Executive Officer must sign a release agreement and is subject to certain non-compete and non-solicitation provisions for one year from the termination date, as well as certain confidentiality and non-disparagement obligations, which last indefinitely.

POTENTIAL PAYMENTS UPON TERMINATION UNRELATED TO A CHANGE OF CONTROL

The following table summarizes the potential payments to the Named Executive Officers upon termination unrelated to a change of control transaction assuming that the triggering event took place on December 31, 2007.

Name	Severance Pay ($)	Medical and Dental Benefits ($)	Accrued and Unpaid Paid Time Off ($)	Number of Accelerated Stock Options	Value of Accelerated Stock Options (1) ($)

Michael D. Pickett	$250,000	$3,469	$28,846	—	$—
Cameron S. Way	$72,500	$5,204	$15,649	—	$—
Irvine N. Alpert	$90,000	$5,204	$20,770	9,999	$10,899
Michael S. Balsam	$82,500	$5,204	$19,039	—	$—
Eric T. Gillespie	$90,000	$3,903	$5,961	—	$—
Peter W. Noble (2)	$100,000	$2,076	$16,922	—	$—
Matthew S. Rowley (3)	$85,000	$6,338	$19,615	6,000	$3,760

(1)	Value of accelerated stock options represents the difference between the market value of Onvia’s common stock of $8.59 on December 31, 2007 and the exercise price of the options for those options with exercise prices below $8.59.

(2)	Mr. Noble’s employment terminated on May 16, 2007. He received severance payments totaling $102,076, comprised of $100,000 in base salary and $2,076 in medical and dental benefits, as well as accrued and unpaid paid time off in the amount of $16,922 upon his termination.

(3)	Mr. Rowley’s employment terminated on May 31, 2007. He received severance payments totaling $91,338, comprised of $85,000 in base salary and $6,338 in medical and dental benefits, as well as accrued and unpaid paid time off in the amount of $19,615 upon his termination. Mr. Rowley also received accelerated vesting on 6,000 stock options upon his termination.

A change of control means the sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

OPTION ACCELERATION IN CONNECTION WITH A CHANGE OF CONTROL

The following table summarizes the option acceleration for the Named Executive Officers upon a change of control transaction.

Name	Number of Accelerated Stock Options	Value of Accelerated Stock Options (3) ($)
Michael D. Pickett (1)	115,000	$—
Cameron S. Way (2)	2,875	$3,134
Irvine N. Alpert (2)	9,584	$10,446
Michael S. Balsam (2)	11,959	$9,961
Eric T. Gillespie (2)	25,000	$—
Peter W. Noble (2)	—	$—
Matthew S. Rowley (2)	—	$—

(1)	50% of the unvested stock options accelerate for Mr. Pickett upon a change of control transaction.

(2)	25% of the unvested stock options accelerate for Mr. Alpert, Mr. Noble, Mr. Rowley, and Mr. Way upon a change of control transaction if such options are not assumed by the successor corporation.

(3)	The value of the accelerated stock options was based on the assumption that the change of control transaction occurred on December 31, 2007 with accelerated vesting from such date, and represents the intrinsic value, calculated as the difference between the closing price of Onvia’s common stock of $8.59 at December 31, 2007 and the exercise price of the underlying options in which the exercise price is less than $8.59.

POTENTIAL PAYMENTS UPON TERMINATION RELATED TO A CHANGE OF CONTROL

The following table summarizes the potential payments to the Named Executive Officers upon termination of employment within twelve (12) months of a change of control transaction assuming that the triggering event took place on December 31, 2007.

Name	Severance Pay ($)	Medical and Dental Benefits ($)	Accrued and Unpaid Paid Time Off ($)	Number of Accelerated Stock Options	Value of Accelerated Stock Options (1) ($)
Michael D. Pickett	$250,000	$3,469	$28,846	230,000	$—
Cameron S. Way	$72,500	$5,204	$15,649	11,500	$12,535
Irvine N. Alpert	$90,000	$5,204	$20,770	38,334	$41,784
Michael S. Balsam	$82,500	$5,204	$19,039	47,834	$39,844
Eric T. Gillespie	$90,000	$3,903	$5,961	100,000	$—
Peter W. Noble	$—	$—	$—	—	$—
Matthew S. Rowley	$—	$—	$—	—	$—

(1)	Value of accelerated stock options represents the difference between the market value of Onvia’s common stock of $8.59 on December 31, 2007 and the exercise price of the options for those options with exercise prices below $8.59.

EQUITY COMPENSATION PLAN INFORMATION

Onvia currently maintains three compensation plans that provide for the issuance of its common stock to officers, directors, employees, and consultants. Onvia also has outstanding warrants issued in 1999 for subordinated debt, which was paid off in 2002. The compensation plans consist of the Amended and Restated 1999 Stock Option Plan, or 1999 Plan, the 2000 Directors’ Stock Option Plan, or Directors’ Plan, and the 2000 Employee Stock Purchase Plan, or ESPP, all of which have been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 1999 Plan, the Directors’ Plan, the ESPP, and the warrants as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders
Amended and Restated 1999 Stock Option Plan	1,799,563	$7.30	264,425
2000 Directors’ Stock Option Plan	48,000	55.38	6,000
Employee Stock Purchase Plan	—	N/A	386,298
Warrants issued for debt financing	49,941	9.00	—

Total	1,897,504	$8.56	656,723

2007 Director Compensation

General Description of Director Compensation

Every director of the Company receives an initial stock option grant to purchase 4,000 shares of our common stock under our Directors’ Plan upon becoming a director, vesting over four years with a ten year term and with an exercise price equal to the fair market value as of the grant date. Each independent director receives an automatic annual stock option grant to purchase 1,000 shares of our common stock under our Directors’ Plan on the date of each Annual Meeting, vesting 100% in twelve months, with a ten year term and with the exercise price equal to the fair market value as of the grant date. At the 2007 Annual Meeting, Mr. Ballowe, Mr. Smith, Mr. Brill, Mr. Feldman, Mr. Skilling, and Mr. Brown each received an option to purchase 1,000 shares of our common stock under our Directors’ Plan.

In addition, the Board of Directors has instituted a policy to compensate each director who is an independent director as follows: (i) $5,000 per quarter ($7,500 per quarter for the lead director) for attendance at Board and committee meetings during such quarter; and (ii) a stock option grant to purchase 18,750 shares of our common stock, vesting over four years with a ten year term and with an exercise price equal to the fair market value as of the grant date, under our 1999 Plan, on the date on which such director first qualified as an independent director, followed by annual stock option grants to purchase 5,000 shares (10,000 shares for the lead director) of our common stock, vesting over four years with a ten year term and with an exercise price equal to the fair market value as of the grant date, under the 1999 Plan, on each anniversary date of the 18,750 share grant. The Board’s policy of granting 15,000 shares of our common stock on the fifth anniversary date on which a director qualified as an independent director has been discontinued effective April 23, 2008. Mr. Ballowe, Mr. Smith, Mr. Brill, Mr. Feldman, and Mr. Skilling each received an annual stock option grant to purchase 5,000 shares under the 1999 Plan on their respective anniversary dates on which they qualified as independent directors. As the lead director, Mr. Brown received an annual stock option grant to purchase 10,000 shares under the 1999 Plan on his anniversary date. Upon a change in control transaction, 25% of the then-unvested options granted under the 1999 Plan to directors shall vest if such options are not assumed by a successor corporation.

All directors are reimbursed for out-of-pocket expenses incurred in connection with activities as directors, including attendance at Board and committee meetings.

The following table presents the compensation paid to or earned by Onvia’s directors in fiscal 2007. Mr. Pickett is excluded from the below table because, except for his grant of 4,000 options under the Directors’ Plan in March 2000, he has not been compensated for his services as a director; his compensation as CEO and President is fully reflected in the Summary Compensation Table under the Executive Compensation section above.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jeffrey C. Ballowe (2)	$20,000	$31,514	$—	$10,000	$61,514
James L. Brill (3)	$20,000	$27,364	$—	$—	$47,364
Robert G. Brown (4)	$29,000	$33,690	$—	$—	$62,690
Roger L. Feldman (5)	$19,000	$27,364	$—	$—	$46,364
D. Van Skilling (6)	$20,000	$24,857	$—	$—	$44,857
Steven D. Smith (7)	$19,000	$24,383	$—	$—	$43,383

(1)	Represents the dollar amount recognized in Onvia’s financial statements as non-cash stock-based compensation for the fiscal year, excluding the impact of estimated forfeitures.

(2)	Mr. Ballowe received compensation of $20,000, 5,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his Board and committee service in 2007. Mr. Ballowe also received $10,000 and 2,500 stock options under the 1999 Plan as compensation for advisory services provided under an agreement with Onvia. The advisory fees were approved by both the Audit Committee and the Board on October 25, 2006.

(3)	Mr. Brill received compensation of $20,000, 5,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his Board and committee service in 2007.

(4)	Mr. Brown received compensation of $29,000, 10,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his role as the lead director and his committee service in 2007.

(5)	Mr. Feldman received compensation of $19,000, 5,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his Board and committee service in 2007.

(6)	Mr. Skilling received compensation of $20,000, 5,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his Board and committee service in 2007.

(7)	Mr. Smith received compensation of $19,000, 5,000 stock options under the 1999 Plan, and 1,000 stock options under the Directors’ Plan for his Board and committee service in 2007.

Grant Date Fair Value of Options Granted

The following table presents the grant date fair value of options granted to each director during 2007. Mr. Pickett is excluded from the below table because he did not receive any option awards in 2007 and his information is fully reflected in the 2007 Grants of Plan-Based Awards table under the Executive Compensation section above.

Name	Grant Date Fair Value of Option Awards ($)
Jeffrey C. Ballowe	$24,988
James L. Brill	$16,859
Robert G. Brown	$35,079
Roger L. Feldman	$16,859
D. Van Skilling	$19,710
Steven D. Smith	$16,859

Aggregate Number of Outstanding Options at Fiscal Year End

The following table presents the aggregate number of outstanding options held by each director as of December 31, 2007. Mr. Pickett is excluded from the below table because his outstanding options are fully reflected in the Outstanding Awards at Fiscal Year End table under the Executive Compensation section above. 4,000 of Mr. Pickett’s outstanding options were granted to him on March 1, 2000 as director compensation. His remaining options were granted for his roles as Chief Executive Officer and President.

Name	Aggregate Options Outstanding (#)
Jeffrey C. Ballowe	38,501
James L. Brill	40,750
Robert G. Brown	50,750
Roger L. Feldman	40,750
D. Van Skilling	40,750
Steven D. Smith	49,750

Legal Proceedings

IPO Class Action

In 2001, five securities class action suits were filed against Onvia, certain former executive officers, and the lead underwriter of Onvia’s Initial Public Offering, or IPO, Credit Suisse First Boston, or CSFB. The suits were filed in the U.S. District Court for the Southern District of New York on behalf of all persons who acquired securities of Onvia between March 1, 2000 and December 6, 2000. In 2002, a consolidated complaint was filed. The complaint charged defendants with violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (and Rule 10b-5 promulgated thereunder) and Sections 11 and 15 of the Securities Act of 1933, for issuing a Registration Statement and Prospectus that failed to disclose and contained false and misleading statements regarding certain commissions purported to have been received by the underwriters, and other purported underwriter practices in connection with their allocation of shares in the offering. The complaint sought an undisclosed amount of damages, as well as attorneys’ fees. This action is being coordinated with approximately 300 other nearly identical actions filed against other companies.

On December 5, 2006, the Court of Appeals for the Second Circuit vacated a decision by the district court granting class certification in six of the coordinated cases, which are intended to serve as test, or “focus,” cases. The plaintiffs selected these six cases, which do not include Onvia. On April 6, 2007, the Second Circuit denied a petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the district court to certify more narrow classes than those that were rejected. On August 14, 2007, the plaintiffs filed amended complaints in the six focus cases. The amended complaints include a number of changes, such as changes to the definition of the purported class of investors and the elimination of the individual defendants as defendants. On September 27, 2007, the plaintiffs moved to certify classes in the six focus cases. The six focus case issuers and the underwriters named as defendants in the focus cases filed motions to dismiss the amended complaints against them. On March 26, 2008, the District Court dismissed the Section 11 claims of those members of the putative classes in the focus cases who sold their securities for a price in excess of the initial offering price and those who purchased outside the previously certified class period. With respect to all other claims, the motions to dismiss were denied. We are awaiting a decision from the Court on the class certification motion.

Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of this matter. If Onvia is found liable, we are unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than Onvia’s insurance coverage, and whether such damages would have a material impact on our results of operations or financial condition in any future period.

On October 2, 2007, Vanessa Simmonds, a purported stockholder of the Company, filed suit in the U.S. District Court for the Western District of Washington against Credit Suisse Group, JPMorgan Chase & Co. and Bank of America Corporation, the lead underwriters of the Company’s initial public offering in March 2000, alleging violations of Section 16(b) of the Securities Exchange Act of 1934. The complaint alleges that the combined number of shares of the Company’s common stock beneficially owned by the lead underwriters and certain unnamed officers, directors, and principal stockholders exceeded ten percent of its outstanding common stock from the date of the Company’s initial public offering on March 2, 2000, through at least February 28, 2001. It further alleges that those entities and individuals were thus subject to the reporting requirements of Section 16(a) and the short-swing trading prohibition of Section 16(b), and failed to comply with those provisions. The complaint seeks to recover from the lead underwriters any “short-swing profits” obtained by them in violation of Section 16(b). The Company was named as a nominal defendant in the action, but has no liability for the asserted claims. No directors or officers of the Company are named as defendants in this action. On October 29, 2007, the case was reassigned to Judge James L. Robart along with fifty-four other Section 16(b) cases seeking recovery of short-swing profits from underwriters in connection with various initial public offerings. On February 25, 2008, Ms. Simmonds filed an Amended Complaint asserting substantially similar claims as those set forth in the initial complaint. The Company waived service. On July 25, 2008, the Company joined 29 other issuers to file the Issuer Defendants’ Joint Motion to Dismiss. Plaintiff’s opposition is due by September 8, 2008, and issuer’s replies in support are due by October 23, 2008. The Judge has stayed discovery pursuant to the Private Securities Litigation Reform Act (PSLRA) until he rules on all motions to dismiss. We believe that the outcome of this litigation will not have a material adverse impact on our consolidated financial position and results of operations.

Potential Future Litigation

In addition, from time to time the Company is subject to various other legal proceedings that arise in the ordinary course of business. While management believes that the disposition of these matters will not have a material adverse effect on the financial position, results of operations, or cash flows of the Company, the ultimate outcomes are inherently uncertain.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. There were no such reportable transactions during 2007. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of our Company, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to our Company entering into such transaction. A report is made to our Audit Committee annually disclosing all related persons that are employed by us and related persons that are employed by other companies that we had a material relationship with during that year, if any. Our Audit Committee also reviews and approves our Proxy Statement and the information contained herein.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not know of any business to be considered at the 2008 Annual Meeting other than the proposals described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with his or her best judgment.

PROPOSALS FOR 2009 ANNUAL MEETING

To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received at our principal executive offices not later than the close of business on April 6, 2009.

Our Bylaws outline the process for stockholders to nominate a director or present any other business at an annual stockholders’ meeting. Generally, the Company’s Bylaws provide that notice of such business must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual stockholders’ meeting. However, if the date of the 2009 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date and less than 60 days notice or public disclosure of the date of the meeting is given, the notice must be received not later than the tenth day following public disclosure of the meeting date. Our bylaws specify the information that must accompany any such stockholder notice.

By order of the Board of Directors,

Michael D. Pickett
Chairman of the Board, Chief Executive Officer, and President

August 6, 2008

Seattle, Washington

Appendix A

ONVIA, INC.

2008 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Onvia, Inc. 2008 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Awards under the Plan may include Options, Stock Awards, Restricted Stock, Stock Units, Stock Appreciation Rights and other incentives payable in shares of Common Stock. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2. Definitions. Certain capitalized terms used in the Plan have the meanings set forth in Appendix I.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold or awarded under the Plan on or after September 5, 2008, is 357,275 shares of Common Stock, plus any shares of Common Stock subject to outstanding Options under the Plan as of September 5, 2008 that subsequently cease to be subject to such Options (other than by reason of exercise or settlement of the Options to the extent they are exercised for or settled in vested and non-forfeitable Shares). The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any shares of Common Stock, which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such an exercise of an Option or with respect to the grant, vesting or distribution of any other Award shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

Notwithstanding anything in the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of Shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were employees of the Acquired Entity prior to such acquisition or combination.

4. Administration of the Plan

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more Directors to grant Awards under the Plan.

(b) Administration with Respect to Reporting Persons. With respect to Awards granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify for the exemption set forth in Rule 16b-3 and, to the extent available under Applicable Laws, to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with (t) of Appendix I of the Plan;

(ii) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of Awards, not inconsistent with the terms of the Plan;

(vii) to construe and interpret the terms of the Plan and Awards granted under the Plan;

(viii) to permit the early exercise of any Option in exchange for Restricted Stock subject to a right of repurchase; and

(ix) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

(f) Limitation on Administrator’s Authority for Option or SAR Repricing. In no event, however, shall the Administrator have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

5. Eligibility.

(a) Recipients of Grants. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees; provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b) Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option. Incentive Stock Options with respect to no more than the number of shares of Common Stock available under the Plan as set forth in Section 3 of the Plan shall be granted under the Plan on or after September 5, 2008.

(c) At-Will Employment Relationship. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan shall continue in effect for a term of ten (10) years from the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 22 of the Plan. In accordance with Section 422 of the Code and Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan is intended to constitute a new plan for purposes of the Incentive Stock Option rules under Section 422 of the Code. As a result, it is intended that Incentive Stock Options may be granted within ten years from the earlier of the date this Onvia, Inc. 2008 Equity Incentive Plan is adopted by the Board or the date it is approved by stockholders.

7. Term of Option. The term of each Option shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

8. Limitation on Grants to Employees. Subject to adjustment as provided in Section 15 below, the maximum number of Shares which may be subject to Awards granted to any one Employee under the Plan for any fiscal year of the Company shall be 300,000 Shares.

9. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) at the discretion of the Board, a promissory note, (iv) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price and any applicable income or employment taxes, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The issuance of Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws or the applicable rules of any Stock Exchange. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship. Subject to Sections 10(c) and 10(d), in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee or (ii) the Optionee is an Employee who becomes a Consultant.

(c) Disability of Optionee.

(i) Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(ii) In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three (3) months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within six months (6) from the date of termination, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Award Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Award Agreement.

(f) Rule 16b-3. To the extent determined appropriate by the Administrator, Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

11. Stock Awards, Restricted Stock and Stock Units.

(a) Grant of Stock Awards, Restricted Stock and Stock Units. The Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on Continuous Status as an Employee or Consultant, the achievement of any performance goals or any other criteria determined by the Administrator, as the Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the Award Agreement.

(b) Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units or as otherwise designated by the Administrator, as determined by the Administrator, and subject to the provisions of Section 14, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the Award Agreement, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

12. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 9. An SAR may be exercised upon such terms and conditions and for the term as the Administrator determines in its sole discretion; provided, however, that subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(b) Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (i) the difference between the Fair Market Value of a share of the Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator as set forth in the Award Agreement, the payment upon exercise of an SAR may be in cash, in shares of Common Stock, in some combination thereof or in any other manner approved by the Administrator in its sole discretion.

13. Other Stock-Based Awards. Subject to the terms of the Plan and such other terms and conditions as the Administrator deems appropriate, the Administrator may grant other incentives payable in shares of Common Stock under the Plan.

14. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, (b) out of Participant’s current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that have a Fair Market Value on the date of surrender equal to or less than the statutory minimum tax withholding applicable to the ordinary income recognized by the Participant or (d) if permitted by the Administrator, by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or received in connection with an Award, if any, that number of Shares having a Fair Market Value equal to the statutory minimum amount required to be withheld. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the Tax Date.

To the extent determined appropriate by the Administrator, any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of the Option or in connection with an Award must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in a form acceptable to the Administrator and shall to the extent deemed appropriate by the Administrator be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(c) all elections shall be subject to the consent or disapproval of the Administrator; and

(d) if the Participant is a Reporting Person, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

15. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or forfeiture of an Award, the number of Shares described in Sections 3 and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or other Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option and all other Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c) Acquisition, Merger or Change in Control.

(i) In the event of a Change in Control, if and to the extent such outstanding Award is not to be assumed by the successor corporation at the consummation of the Change in Control, the vesting of such Award shall automatically be accelerated so that 100% of the unvested shares of Common Stock covered by such Award shall be fully vested immediately prior to the consummation of the Change in Control, and then terminate upon the consummation of the Change in Control.

(ii) In the event of a Change in Control, if and to the extent such outstanding Award is assumed by the successor corporation at the consummation of the Change in Control, the vesting of each outstanding Award held by a Participant who is an executive officer shall be accelerated so that twenty-five percent

(25%) of the unvested shares of Common Stock covered by such Award shall be fully vested upon the consummation of the Change in Control. In addition, the vesting of each outstanding Award held by a Participant who is an executive officer shall be accelerated completely so that one hundred percent (100%) of the shares of Common Stock covered by such Award are fully vested and exercisable in the event that within twelve (12) months of the consummation of such Change in Control, such Participant’s employment by the Company is either terminated by the Company other than for Cause (as defined below) or terminated by the Participant for Good Reason (as defined below). For purposes of this Plan, “executive officer” shall mean the Company’s: president, principal executive officer, principal financial officer, any vice president in charge of a principal business unit, division or function (such as marketing, sales, engineering, customer experience, business development, and products and services), and any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

For purposes of this Section 15(c)(ii), “Cause” means fraud, misappropriation or embezzlement on the part of the Participant which results in material loss, damage or injury to the Company, the Optionee’s conviction of a felony involving moral turpitude, or the Participant’s gross neglect of duties.

For purposes of this Section 15(c)(ii), “Good Reason” means a relocation of the Participant’s principal worksite to a location more than fifty (50) miles from the Participant’s pre-Change in Control worksite or a material reduction in the Participant’s compensation, responsibilities or authority as in effect before the Change in Control.

The Administrator has the authority, in the Administrator’s sole discretion, to provide for the automatic acceleration of vesting of any outstanding Awards upon the occurrence of a Change in Control. In addition the Administrator subject to the following sentence has the authority, in the Administrator’s sole discretion, to provide for the automatic acceleration of any other term of any outstanding Awards upon the occurrence of a Change in Control. With respect to any Award subject to the requirements of Section 409A of the Code but only to the extent necessary for such Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of payment timing pursuant to the preceding sentence or the following paragraph.

Without limiting the foregoing or Section 4(d), the Administrator, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of shares of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of shares of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Administrator in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Administrator in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

In the event that the Company is party to a Business Combination that constitutes a Change in Control, outstanding Options shall be subject to the Business Combination agreement. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Options of the Company, if the Company is the Surviving Entity; (ii) the assumption of the Plan and outstanding Options by the Surviving Entity or its Parent; (iii) the substitution by the Surviving Entity or its Parent of options with substantially the same terms for such outstanding Options; (iv) immediate exercisability of such outstanding Options followed by cancellation of such Options; (v) settlement of the intrinsic value, if any, of the outstanding Options (whether or not then exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Options or the underlying Shares) followed by the cancellation of such Options; in each case without the Optionee’s consent.

(d) Certain Distributions. Subject to Section 15(e), in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Award to reflect the effect of such distribution.

(e) Section 409A. Notwithstanding anything in this Section 15 to the contrary, (a) any adjustments pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A are intended to be made only if and in such a manner that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; it is intended that the provisions of this Section 15 will be interpreted and operated accordingly.

16. Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Award Agreements specifying (a) the manner in which such Nonstatutory Stock Options are transferable and (b) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 16.

17. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Board of Directors. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but subject to Section 24, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Subject to Section 24, no amendment or termination of the Plan shall adversely affect Awards already granted, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

19. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or otherwise in connection with an Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant to the Option or in connection with the Award shall comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or in connection with an Award, the Company may require the person exercising such Option or with such Award to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

20. Code Section 162(m) Provisions.

(a) General. Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award (other than an Option or SAR) to a Participant who is then a Covered Employee, or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m) and be subject to this Section 20. With respect to each such Award, the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 20(b). Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), or any successor provision thereto, and the regulations thereunder.

(b) Performance Criteria. If an Award is subject to this Section 20, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); earnings per share growth; net sales growth or bookings growth; revenues; revenues growth; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, total capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; asset ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; debt to capital ratios; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(c) Compensation Committee Certification and Authority. After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 20. Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 20, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or permanent disability (within the meaning of Section 22(e)(3) of the Code) of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 20 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based” compensation with the meaning of Section 162(m).

(d) Limitations. In addition to the limitation set forth in Section 8, the maximum dollar value payable with respect to Awards payable in cash subject to this Section 20 granted to any Covered Employee in any one calendar year is $2,000,000.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 20 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

21. Award Agreements. Awards shall be evidenced by written or electronic agreements in such form as the Administrator shall approve from time to time.

22. Stockholder Approval. If required by the Applicable Laws, amendment of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted or amended, as applicable. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws. All Awards issued with respect to the amended provisions of the Plan shall become void in the event such approval of the amendment is not obtained. In accordance with Section 422 of the Code and Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan is intended to constitute a new plan for purposes of the Incentive Stock Option rules under Section 422 of the Code. As a result, it is intended that Incentive Stock Options may be granted within ten years from the earlier of the date this Onvia, Inc. 2008 Equity Incentive Plan is adopted by the Board or the date the Plan is approved by shareholders.

23. No Rights as a Stockholder. Unless otherwise provided by the Plan Administrator or in the Award Agreement or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

24. Compliance with Laws and Regulations. Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted to satisfy such requirements. If the Administrator determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A of the Code, the Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from, or compliance with, Section 409A of the Code.

Furthermore, any payment or distribution that is subject to Section 409A of the Code that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined and in accordance with any methodology selected consistent with Section 409A of the Code by the Administrator, on account of a

“separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service” as determined and in accordance with any methodology selected consistent with Section 409A of the Code by the Administrator unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Administrator makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

Appendix

I Definitions

(a) “Acquired Entity” means any entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or combines.

(b) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4.

(c) “Affiliate” means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

(d) “Applicable Laws” means the legal requirements relating to the administration of equity or incentive plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(e) “Award” means any Option, Stock Award, Restricted Stock, Stock Unit, Stock Appreciation Right, or other incentive payable in shares of Common Stock as may be designated by the Administrator from time to time.

(f) “Award Agreement” means a written or electronic instrument evidencing the Award that contains such terms, conditions, limitations and restrictions as the Administrator shall determine.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means, unless otherwise designated in the Award Agreement, the occurrence in a single transaction or in a series of related transactions, one or more of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any Subsidiary, (2) any acquisition by the Company or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii); or

(ii) During any twelve-month period, individuals who, as of the beginning of the period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the beginning of the period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case, unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of, respectively, the then-outstanding shares of Common Stock (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (A) the entity resulting from such Business Combination (the “Surviving Entity”) or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of all 80% or more of the voting securities eligible to elect directors (or, for a non-corporate entity, equivalent governing body) of the Surviving Entity (the “Parent Entity”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent governing body) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

This definition of Change in Control shall apply fully to Awards granted after September 5, 2008, and shall apply to Awards granted before that date to the extent the amendment does not impair the rights of the participants holding such Awards.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means one or more committees or subcommittees appointed by the Board in accordance with Section 4(a).

(k) “Common Stock” means the Common Stock of the Company.

(l) “Company” means Onvia, Inc., a Delaware corporation.

(m) “Compensation Committee” means the Compensation Committee of the Board, which shall be composed of two or more Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(n) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

(o) “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Administrator; provided, however, that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, its Affiliates, or their respective successors. For purposes of the Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(p) “Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

(q) “Director” means a member of the Board of Directors.

(r) “Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(v) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer and, to the extent so interpreted by the Internal Revenue Service, the chief financial officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Optioned Stock” means the Common Stock subject to an Option.

(z) “Optionee” means an Employee or Consultant who receives an Option.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(bb) “Participant” means an Employee or Consultant who receives an Award.

(cc) “Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Administrator may establish different Performance Periods for different Participants, and the Administrator may establish concurrent or overlapping Performance Periods.

(dd) “Plan” means this Onvia, Inc. 2008 Equity Incentive Plan.

(ee) “Reporting Person” means an officer, Director, or greater than ten percent (10%) stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ff) “Restricted Stock” means an Award of shares of Common Stock granted under Section 11, the rights of ownership of which may be subject to restrictions prescribed by the Administrator.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” means a right granted under Section 12 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

(jj) “Stock Award” means an Award of shares of Common Stock granted under Section 11.

(kk) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll) “Stock Unit” means an Award denominated in units of Common Stock granted under Section 11.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(nn) “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

(oo) “Tax Date” means the date that the amount of tax to be withheld is to be determined.

(pp) “Ten Percent Holder” means a person who owns stock requesting more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

ONVIA, INC.

PROXY FOR ANNUAL STOCKHOLDERS MEETING

To Be Held September 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONVIA, INC.

The undersigned hereby appoints Michael D. Pickett and Cameron S. Way as proxies for the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ONVIA, INC. at the Annual Stockholders Meeting to be held on September 5, 2008 at 11:00 a.m. local time, at Onvia’s new executive offices at 509 Olive Way, Suite 400, Seattle, Washington 98101, and any adjournment or postponements thereof with all powers the undersigned would possess if personally present. The undersigned hereby revokes any proxy previously given with respect to such stock.

This proxy, if properly executed, will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted FOR the director nominees, FOR the 2008 Equity Incentive Plan, and in accordance with the discretion of the proxies upon all other matters which may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors presently knows of no other matters to be brought before the meeting. PLEASE DATE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY INTERNET OR TELEPHONE.

(Continued and to be signed on other side)

ONVIA, INC.

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a Week

It’s Fast and Convenient

INTERNET www.investorvote.com/onvi	TELEPHONE 1-800-652-VOTE (8683)	MAIL

1. Go to the website listed above 2. Have your proxy card ready 3. Enter your Control Number located above your name and address 4. Follow the simple instructions on the website	1. Use any touch-tone telephone 2. Have your proxy card ready 3. Enter your Control Number above your name and address 4. Follow the simple recorded instructions	1. Mark, sign and date your proxy card 2. Detach your proxy card 3. Return your proxy card in the postage paid envelope provided

Detach proxy card here if you are voting by mail.

▼ DETACH PROXY CARD HERE ▼

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card ▼

Before Returning it in the Enclosed Envelope

Please mark your votes as in this example:  ☒

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THIS PROXY. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES, FOR THE 2008 EQUITY INCENTIVE PLAN, AND OTHERWISE IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

1. To elect as directors the two (2) nominees set forth below:

☐	FOR all the nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction:	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

	01. Michael D. Pickett	02. Roger L. Feldman

2. To approve the 2008 Equity Incentive Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please vote, date, and sign below, and promptly return in the enclosed envelope.

Signature

Date:

Signature

Date:

NOTE: Please sign exactly as the name appears stenciled on this proxy. When signing as attorney, executors, administrators, trustee, or guardian, please set forth your full title. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.